Exhibit 99

FOR IMMEDIATE RELEASE
March 19, 2014

Cintas Corporation Announces Fiscal 2014 Third Quarter Results

Cintas Corporation reports Double-Digit Increases in Net Income and Earnings Per Share

CINCINNATI, March 19, 2014 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its third quarter ended February 28, 2014. Revenue for the third quarter was $1.13 billion, representing a 5.1% increase compared to last year’s third quarter. Adjusting for one more workday in this year’s third quarter compared to last year’s third quarter, revenue grew 3.5%. Organic growth, which adjusts for the impact of acquisitions and the one additional workday, was 3.1%. This organic growth rate reflects the impact of a weaker Canadian dollar relative to the U.S. dollar and the difficult year-over-year comparison due to our Uniform Direct Sales operating segment having the largest uniform program roll-out in the Company’s history during last year’s third quarter. These items negatively impacted organic growth by 0.5% and 1.7%, respectively.

The Company’s operating income of $150.2 million was a 12.9% increase as compared to $133.0 million in last year’s third quarter. Net income increased 13.2% to $84.6 million as compared to $74.7 million in last year’s third quarter. Earnings per diluted share (EPS) for the third quarter were $0.69, a 15.0% increase over the $0.60 EPS in last year’s third quarter.

Scott D. Farmer, Chief Executive Officer, stated, “Despite the impact of the severe winter weather which affected our customers and our operations, as well as the weaker Canadian dollar, we were able to grow earnings at a double-digit rate. We are pleased with our results for the quarter and our fiscal year to date achieved by the hard work and dedication of our employees, who we call partners.”

Mr. Farmer concluded, “We are updating our fiscal 2014 guidance based on our third quarter results. We expect fiscal 2014 revenue in the range of $4.550 billion to $4.575 billion and EPS in the range of $2.75 to $2.79. This guidance assumes no deterioration in the U.S. economy and does not consider any additional share buybacks.”

Earlier today, the Company announced an agreement with the shareholders of Shred-it International Inc. (Shred-it) to combine Cintas’ Document Shredding business with Shred-it’s Document Shredding business. Under the agreement, Cintas and Shred-it will each contribute its document shredding business to a newly formed partnership that will be owned 42% by Cintas and 58% by the shareholders of Shred-it. The combined entity will operate under the Shred-it brand and is expected to have annual revenue in excess of $600 million. In addition to its 42% ownership of the partnership, Cintas will receive approximately $180 million in cash at the closing of the transaction which is expected to occur before May 31, 2014. The updated guidance above does not include any impact of this transaction.

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid, safety, fire protection products and services and document management services for over one million businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the ability and timing to satisfy the closing conditions to consummate the transaction with Shred-it, including the receipt of government and other approvals; the Shred-it partnership’s ability to promptly and effectively integrate the Cintas Document Shredding business with Shred-it’s Document Shredding business; the Shred-it partnership’s ability to realize any synergies from the combination of the Cintas Document Shredding business with Shred-it’s Document Shredding business; the ability to successfully explore strategic opportunities for the Cintas Global Document Storage and Imaging business; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended February 28, 2014. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2013 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 28, 2014	February 28, 2013	% Change
Revenue:
Rental uniforms and ancillary products	$801,702	$748,887	7.1%
Other services	328,535	326,787	0.5%
Total revenue	$1,130,237	$1,075,674	5.1%

Costs and expenses:
Cost of rental uniforms and ancillary products	$450,086	$434,809	3.5%
Cost of other services	201,026	198,924	1.1%
Selling and administrative expenses	328,963	308,918	6.5%

Operating income	$150,162	$133,023	12.9%

Interest income	$(44)	$(132)	(66.7)%
Interest expense	16,418	16,302	0.7%

Income before income taxes	$133,788	$116,853	14.5%
Income taxes	49,186	42,148	16.7%
Net income	$84,602	$74,705	13.2%

Per share data:
Basic earnings per share	$0.70	$0.60	16.7%
Diluted earnings per share	$0.69	$0.60	15.0%

Weighted average number of shares outstanding	119,913	123,120
Diluted average number of shares outstanding	121,280	123,757

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 28, 2014	February 28, 2013	% Change
Revenue:
Rental uniforms and ancillary products	$2,398,884	$2,259,569	6.2%
Other services	995,449	927,816	7.3%
Total revenue	$3,394,333	$3,187,385	6.5%

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,363,929	$1,301,859	4.8%
Cost of other services	608,380	565,674	7.5%
Selling and administrative expenses	978,820	908,512	7.7%

Operating income	$443,204	$411,340	7.7%

Interest income	$(196)	$(358)	(45.3)%
Interest expense	49,426	49,194	0.5%

Income before income taxes	$393,974	$362,504	8.7%
Income taxes	146,756	133,039	10.3%
Net income	$247,218	$229,465	7.7%

Per share data:
Basic earnings per share	$2.04	$1.84	10.9%
Diluted earnings per share	$2.02	$1.83	10.4%

Weighted average number of shares outstanding	120,658	124,483
Diluted average number of shares outstanding	121,814	124,901

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	February 28, 2014	February 28, 2013
Rental uniforms and ancillary products gross margin	43.9%	41.9%
Other services gross margin	38.8%	39.1%
Total gross margin	42.4%	41.1%
Net margin	7.5%	6.9%

Depreciation and amortization	$48,364	$47,832
Capital expenditures	$36,830	$52,737

	Nine Months Ended
	February 28, 2014	February 28, 2013
Rental uniforms and ancillary products gross margin	43.1%	42.4%
Other services gross margin	38.9%	39.0%
Total gross margin	41.9%	41.4%
Net margin	7.3%	7.2%

Depreciation and amortization	$145,285	$141,126
Capital expenditures	$113,615	$151,799

Debt / EBITDA	1.8	1.9

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue growth, debt and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Computation of Workday Adjusted Revenue Growth

	Three Months Ended
	February 28, 2014	February 28, 2013	Growth %
	A	B	G
Revenue	$1,130,237	$1,075,674	5.1%
			G=(A-B)/B
	C	D
Workdays in the period	65	64

	E	F	H
Revenue adjusted for workday difference	$1,112,849	$1,075,674	3.5%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that Workday Adjusted Revenue Growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Debt to EBITDA

	As of
	February 28, 2014
Long-term debt	$1,301,156
Letters of credit	85,114
Debt	$1,386,270

	Rolling Twelve Months Ended February 28, 2014	Three Months Ended February 28, 2014	Three Months Ended November 30, 2013	Three Months Ended August 31, 2013	Three Months Ended May 31, 2013
Net Income	$333,195	$84,602	$84,862	$77,754	$85,977

Add back:
Interest expense	65,944	16,418	16,485	16,523	16,518
Taxes	198,183	49,186	51,709	45,861	51,427
Depreciation	170,183	42,581	42,609	42,571	42,422
Amortization	23,353	5,783	5,918	5,823	5,829
EBITDA	$790,858	$198,570	$201,583	$188,532	$202,173

Debt / EBITDA	1.8

	As of
	February 28, 2013
Long-term debt	$1,309,330
Letters of credit	85,687
Debt	$1,395,017

	Rolling Twelve Months Ended February 28, 2013	Three Months Ended February 28, 2013	Three Months Ended November 30, 2012	Three Months Ended August 31, 2012	Three Months Ended May 31, 2012
Net Income	$308,079	$74,705	$78,027	$76,733	$78,614

Add back:
Interest expense	67,538	16,302	16,294	16,598	18,344
Taxes	177,714	42,148	44,851	46,040	44,675
Depreciation	163,507	41,921	40,979	40,342	40,265
Amortization	26,698	5,911	5,873	6,100	8,814
EBITDA	$743,536	$180,987	$186,024	$185,813	$190,712

Debt / EBITDA	1.9
Management believes the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) is valuable to investors, particularly investors of the company's debt, because it is a common metric that reflects the company's earnings and cash flow available for debt service payments.

Computation of Free Cash Flow

	Nine Months Ended
	February 28, 2014	February 28, 2013
Net Cash Provided by Operations	$385,773	$368,343
Capital Expenditures	$(113,615)	$(151,799)
Free Cash Flow	$272,158	$216,544
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended February 28, 2014
Revenue	$801,702	$107,678	$126,743	$94,114	$—	$1,130,237
Gross margin	$351,616	$29,659	$55,131	$42,719	$—	$479,125
Selling and administrative expenses	$223,234	$20,405	$44,477	$40,847	$—	$328,963
Interest income	$—	$—	$—	$—	$(44)	$(44)
Interest expense	$—	$—	$—	$—	$16,418	$16,418
Income (loss) before income taxes	$128,382	$9,254	$10,654	$1,872	$(16,374)	$133,788

For the three months ended February 28, 2013
Revenue	$748,887	$126,129	$112,878	$87,780	$—	$1,075,674
Gross margin	$314,078	$36,829	$49,651	$41,383	$—	$441,941
Selling and administrative expenses	$211,531	$20,779	$39,121	$37,487	$—	$308,918
Interest income	$—	$—	$—	$—	$(132)	$(132)
Interest expense	$—	$—	$—	$—	$16,302	$16,302
Income (loss) before income taxes	$102,547	$16,050	$10,530	$3,896	$(16,170)	$116,853

For the nine months ended February 28, 2014
Revenue	$2,398,884	$337,023	$377,203	$281,223	$—	$3,394,333
Gross margin	$1,034,955	$94,510	$164,080	$128,479	$—	$1,422,024
Selling and administrative expenses	$663,110	$62,711	$131,395	$121,604	$—	$978,820
Interest income	$—	$—	$—	$—	$(196)	$(196)
Interest expense	$—	$—	$—	$—	$49,426	$49,426
Income (loss) before income taxes	$371,845	$31,799	$32,685	$6,875	$(49,230)	$393,974
Assets	$2,852,065	$138,994	$419,647	$636,036	$353,699	$4,400,441

For the nine months ended February 28, 2013
Revenue	$2,259,569	$336,611	$335,232	$255,973	$—	$3,187,385
Gross margin	$957,710	$96,513	$144,721	$120,908	$—	$1,319,852
Selling and administrative expenses	$622,205	$61,318	$115,516	$109,473	$—	$908,512
Interest income	$—	$—	$—	$—	$(358)	$(358)
Interest expense	$—	$—	$—	$—	$49,194	$49,194
Income (loss) before income taxes	$335,505	$35,195	$29,205	$11,435	$(48,836)	$362,504
Assets	$2,814,686	$167,835	$392,820	$605,072	$245,686	$4,226,099

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	February 28, 2014	May 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$348,859	$352,273
Marketable securities	4,840	5,680
Accounts receivable, net	529,668	496,049
Inventories, net	256,132	240,440
Uniforms and other rental items in service	498,649	496,752
Income taxes, current	—	9,102
Prepaid expenses	26,761	24,530
Total current assets	1,664,909	1,624,826

Property and equipment, at cost, net	981,197	986,703

Goodwill	1,532,568	1,517,560
Service contracts, net	83,972	92,153
Other assets, net	137,795	124,390
	$4,400,441	$4,345,632

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,336	$121,029
Accrued compensation and related liabilities	80,109	78,050
Accrued liabilities	259,310	271,821
Income taxes, current	9,018	—
Deferred tax liability	86,396	77,169
Long-term debt due within one year	633	8,187
Total current liabilities	552,802	556,256

Long-term liabilities:
Long-term debt due after one year	1,300,523	1,300,979
Deferred income taxes	209,915	210,483
Accrued liabilities	93,168	76,422
Total long-term liabilities	1,603,606	1,587,884

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY14: 175,939,557 issued and 120,053,074 outstanding FY13: 174,786,010 issued and 122,281,507 outstanding	233,927	186,332
Paid-in capital	117,897	109,822
Retained earnings	3,871,675	3,717,771
Treasury stock: FY14: 55,886,483 shares FY13: 52,504,503 shares	(2,015,018)	(1,850,556)
Other accumulated comprehensive income (loss):
Foreign currency translation	47,585	51,312
Unrealized loss on derivatives	(13,166)	(14,339)
Other	1,133	1,150
Total shareholders’ equity	2,244,033	2,201,492

	$4,400,441	$4,345,632

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 28, 2014	February 28, 2013
Cash flows from operating activities:
Net income	$247,218	$229,465

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	127,761	123,242
Amortization of intangible assets	17,524	17,884
Stock-based compensation	22,248	16,660
Deferred income taxes	8,733	31,905
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(34,024)	(41,402)
Inventories, net	(16,130)	4,437
Uniforms and other rental items in service	(4,142)	(28,803)
Prepaid expenses	(1,892)	9
Accounts payable	(7,037)	13,475
Accrued compensation and related liabilities	2,219	(680)
Accrued liabilities	5,025	(3,788)
Income taxes payable	18,270	5,939
Net cash provided by operating activities	385,773	368,343

Cash flows from investing activities:
Capital expenditures	(113,615)	(151,799)
Proceeds from redemption of marketable securities	49,635	97,651
Purchase of marketable securities and investments	(63,335)	(135,398)
Acquisitions of businesses, net of cash acquired	(32,965)	(64,625)
Other, net	(868)	(662)
Net cash used in investing activities	(161,148)	(254,833)

Cash flows from financing activities:
Proceeds from issuance of debt	—	250,000
Repayment of debt	(8,010)	(225,472)
Proceeds from exercise of stock-based compensation awards	29,286	7,156
Dividends paid	(93,314)	(79,744)
Repurchase of common stock	(164,462)	(187,076)
Other, net	10,339	(1,385)
Net cash used in financing activities	(226,161)	(236,521)

Effect of exchange rate changes on cash and cash equivalents	(1,878)	656

Net decrease in cash and cash equivalents	(3,414)	(122,355)
Cash and cash equivalents at beginning of period	352,273	339,825
Cash and cash equivalents at end of period	$348,859	$217,470